SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 14, 2004
Date of Report (Date of earliest event reported)

Commission File Number 000-50317

CASH 4 HOMES 247
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	95-4558335 (IRS Employer Identification No.)

6767 West Tropicana Avenue, Suite 204
Las Vegas, Nevada  89103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING (ZIP CODE)

(702) 355-3103
Registrant's telephone number, including area code

ITEM 8.01.     OTHER EVENTS.

On January 14, 2005, Gordon Forgey, President of Cash 4 Homes 247 (CSFM.PK) announced that the company will issue a 9 for 1 stock dividend.  The record date for the dividend is January 17, 2005 and the payment date is January 31, 2005.  The Company believes that the dividend will aid in the Company in moving forward with its business plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.

CASH 4 HOMES 24/7

Dated: January 14, 2005	By:/s/Gordon Forgey Gordon Forgey, President